                                                                   Exhibit 10.5

                                   AGREEMENT
                                   ---------


This agreement, made and entered into this 12th day of May, 1994, is by and between UNIVERSAL COMMODITY TRADING GROUP S.A. as seller (hereinafter referred to as "the Seller") and SHERMAN, GOELZ & ASSOCIATES (under name change to First Nordic Equity Partners Corp) as buyer (hereinafter reffered to as "the Buyer").


WHEREAS: Universal Commodity Trading Group S.A. owns 80%, or 1,920 shares of the total 2,400 shares of common stock, par value NOK 1,000:-, issued and outstanding in the Norwegian company NORTELCO A/S, registered in Norway No:
954543323 (hereinafter referred to as "the Company").

WHEREAS: The Buyer is willing to buy all 1,920 shares owned by the Seller.

WHEREAS: The Seller is willing to sell all the 1,920 shares the Buyer is willing to purchase.


WHEREAS: The Buyer have conducted a due dilligence of the Company and its subsidiaries.


NOW, THEREFORE, in consideration of the mutual agreement hereinafter set forth, the parties hereto, intending to be bound hereby, agree as follows:



1). Upon and subject to the terms and conditions set forth in this agreement, the Seller hereby agrees to sell to the Buyer on the Closing date provided for in section 2 hereof, free and clear of all liens, pledges and encumbrances of every kind, character and descriptions whatsoever, 1,920 shares of the issued and outstanding shares of the Company's common stock.

2). (a). The sale and purchase provided for in this agreement shall be consummated at a closing to be held at the offices of Hagginvest AB, Stockholm, Sweden ("the Agent"), on the 26th day of May, 1994 ("Closing date", "Closing"); and after all conditions precedent to the consummation thereof have been satisfied or at such other date, time and place as the Seller and Buyer mutually agree upon.


    (b). At the Closing the Seller shall deliver to the Buyer:
(i) certificates evidencing and representing of the issued and outstanding shares of Common Stock of the Copmany, all of which are being sold hereunder, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed, in proper form for transfer; (ii) a copy of the articles of incorporation of the Company and its subsidiaries and all, if any, amendments thereto, a copy of the Company's and the subsidiaries certificates of incorporation; (iii) correct and complete copies of the by-laws, minutes of directors meetings or consent to action by the shareholders of the Company and its subsidiaries, and similar corporate documents of the Company and the subsidiaries.




3). The consideration to be paid to the Seller by the Buyer for 1,920 shares of the issued and outstanding Common Stock of the Company, shall be NOK 30,000,000:-, inclusive of all commissions due. Such purchase price shall be paid as follows:

     (a). Five Million Five Hundred Thousand Norwegian Crowns (5,500,000: -) in cash at the closing, the cash consideration shall be paid by the Buyer to, a by the Agent, nominated bank account on behalf of the Seller.


     (b). Six Million Seven Hundred Thousand Norwegian Crowns (NOK 6,700,000:-) shall be paid in the form of shares of the Buyer's Common Stock, before or latest by 25.10.94, the amount of shares the Seller shall receive shall be determined by the trading price of the Buyer's Common Stock on either the NASD bullentin board, the AMEX Stock Exchange, New York or the NASDAQ Stock Exchange, Whasington. Irrespectively of whichever of the mentioned market places the Buyer's Common Stock is at that date trading and at which price it is trading, the Seller shall receive the equivalent amount in USD of NOK 6,700,000 in shares of the Buyer's Common Stock. EX formula: Trading price / $6,00 = 151,927 shares / (exchange rate NOK/USD = 7,35), 151,927 x $6,00 =
$911,562 x 7,35 = NOK 6,700,000.

     (c). The remaining balance of the purchase price i.e. NOK 17,800,000:-, shall be paid by the Buyer in cash latest by 31.12.94, the Seller shall receive an interest of 12% p.a. on the outstanding balance, interest payments shall irrevocably be made by the Buyer on a regular monthly basis to the Seller's nominated bank account, commencing 25.06.94, and running until the outstanding balance of the purchase price have been fully paid. The 1,920 shares of Common Stock in Nortelco A/S purchased by the Buyer pursuant to this agreement, shall be pledged to the Seller as collateral for the Buyers fulfillment of its obligations under this agreement (exhibit "A", Pledge Agreement).


4). The Seller have good and marketable title to the issued and outstanding Common Stock of the Company to be transferred and the absolute right hereunder and necessary authority to sell, assign and transfer all of said stock to the Buyer, free and clear of all liens, claims, pledges and encumbrances of any kind.

5). The Seller / Company will, on or before Closing, provide the Buyer with audited consolidated financial statements for fiscal years ended December 31, 1990, 1991, 1992 and 1993, further, the Seller / Company shall provide the Buyer with unaudited consolidated financial statements for the first quarter 1994, including the financial statements for the recently acquired subsidiaries Audiatur AB, Audiatur A/S and Dynatech AB.

6). Prior to the Closing Date, the Seller will not, except with written prior consent of the Buyer, permit the Company to declare or pay dividend, issue or authorize the issuance of any stock, declare any stock split, or issue any other security convertible into stock or any warranty or option or right for the purchase of any stock, sell or otherwise dispose of any asset, except in the ordinary course of business or borrow money or incur any debt or other obligation, will not permit the Company to be a party to any merger, consolidation, reorganization or recapitalization, and the Seller will cause the Company to conduct its affairs in the usual and ordinary course of business.


7). The Seller will on Closing Date provide the Buyer with up to date (day before Closing) unaudited financial statements for the Company and its subsidiaries, guaranteeing and evidencing that there have been no adverse change in the financial condition, operations, properties and assets of the Company or the subsidiaries since the Buyer cuncluded its due dilligence work.

8). The Seller and the Buyer shall bear their own expenses and costs in connection with this agreement and the transactions contemplated herein.



9). This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall not be changed or terminated except by written amendment signed by the parties hereto.




10). This agreement shall be construed in accordance with and goverened by English law, any dispute arising from this agreement, which the parties themselvs can not resolve, shall be referred to Arbitration in London.




                               Stockholm, as above

/s/ Kjell G. Lowgren                                 /s/ Mats U. Hartling
----------------------------                         ------------------------
Kjell G. Lowgren                                     Mats U. Hartling
Universal Commodity Trading Group S.A.               Sherman, Goelz & Associates
Seller                                               Buyer

STOCK PURCHASE AGREEMENT




This agreement, made and entered into this 4th day of October, 1994, is by and between Universal Commodity Trading Group S.A. as seller (hereinafter referred to as "the Seller") and First Nordic Equity Partners Corp. (formerly Sherman, Goelz & Associates) as buyer (hereinafter referred to as "FNEPC" or "the Buyer").

Whereas: University Commodity Trading Group S.A. has sold 1,920 shares (or 80%) of the total 2,400 shares of Common Stock issued and outstanding in the Norwegian company Nortelco AS, registered in Norwas No 954543323, (hereinafter referred to as "the Company") to FNEPC.

Whereas: The original purchase agreement drawn up by the parties hereto was signed by the parties on May 12, 1994.

Whereas: The parties now have agreed to amend the original terms and conditions for the sale (as incorporated hereinto), and subsequently, by signing this agreement, declared the original purchase agreement and exhibit "A" attached thereto, dated May 12, 1994, null and void.

Whereas: The Seller has received NOK 5,500,000 in cash, as downpayment for the shares sold and transferred to FNEPC.

Whereas: The Buyer has conducted a due diligence of the Company and its subsidiaries, and received in his possession all documentation concerning the Company and its subsidiaries, their business and affairs, such as books, bankaccounts, articles of incorporation, by-laws, registration certificates etc.

Now, therefore, in consideration of the mutual agreement hereinafter set forth, the parties hereto agree as follows:


1) Upon and subject to the terms and conditions set forth in this agreement, the Seller hereby agrees to sell to the Buyer, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, 1,920 (or 80%) of the total outstanding 2,400 shares of Common Stock in the Company.


2) The consideration to be paid to the Seller by the Buyer for the 1,920 shares of the Company's Common Stock, shall be NOK (Norwegian Crowns) 16,000,000:- inclusive of all commissions etc. Such purchase price has been paid/shall be paid as follows:
     a) A downpayment of NOK 5,500,000:- (Five Million Five Hundred Thousand) in cash has been paid by the Buyer and received by the Seller.
     b) The balance of NOK 10,500,000:- shall be paid by the Buyer in form of 580,803 shares of the Buyer's Common Stock (par value $.001), the Seller shall receive said number of shares within 60 calendar days from the date of this agreement.

3) The Seller has good and marketable title to the 1,920 shares of the Common Stock of the Company to be transferred and the absolute ritht hereunder and necessary authority to sell, assign and transfer all of said stock to the Buyer, free and clear of all liens, claims, pledges and encumbrances of any kind.

4) This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall not be changed or terminated except by written amendment signed by the parties hereto.

5) This agreement shall be construed in accordance with, and governed by, English law, any dispute arising from this agreement, which the parties hereto can not resolve themselves, shall be referred to Arbitration in London.



                               Stockholm as above


/s/ Mats Hartling                             /s/ Mats Hartling
-----------------------------                 ----------------------------------
Mats Hartling                                 Mats Hartling
Universal Commodity Trading Group S.A.        First Nordic Equity Partners Corp.
Seller                                        Buyer

                           STOCK PURCHASE AGREEMENT

This agreement, made and entered into this 23rd day of November, 1994, is by and between Universal Commodity Trading Group, S.A. (hereinafter referred to as "the Seller") and First Nordic Equity Partners Corp. (hereinafter referred to as "FNEPC" or "the Buyer").

WHEREAS, pursuant to a Stock Purchase Agreement dated May 12, 1994 (the "Original Stock Purchase Agreement"), annexed hereto as Exhibit 1, Universal Commodity Trading Group, S.A. agreed to sell 1,920 shares (or 80%) of the total 2,400 shares (the "Shares") of common stock issued and outstanding in the Norwegian company Nortelco AS, registered in Norway as No. 954543323 (hereinafter referred to as the "Company"), to FNEPC; and

WHEREAS, pursuant to a subsequent Stock Purchase Agreement dated October 4, 1994 (the "Second Stock Purchase Agreement"), annexed hereto as Exhibit 2, by and between the Seller and FNEPC, the parties agreed that the Original Stock Purchase Agreement was null and void and the terms and conditions of the purchase of the 1,920 Shares of the Company by FNEPC from the Seller would be governed by the Second Purchase Agreement; and

WHEREAS, the Seller and FNEPC now desire to have the Second Purchase Agreement declared null and void, and enter into this stock purchase agreement (the "Agreement") setting forth the terms and conditions of the FNEPC purchase of the Shares; and

WHEREAS, the Seller has previously received from the Buyer Norwegian Crowns ("NOK") 5,500,000 in cash, as down payment for the Shares sold and transferred to FNEPC;

NOW THEREFORE, in consideration of the mutual agreement hereinafter set forth, the parties hereto, intending to be bound hereby, agree as follows:

1. Upon, and subject to, the terms and conditions set forth in this agreement, the Seller hereby agrees to sell to the Buyer, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, 1,920 (or 80%) of the total outstanding 2,400 shares of common stock of the Company.

2. The consideration to be paid to the Seller by the Buyer for the 1,920 Shares of the Company's common stock shall be NOK 16,000,000, inclusive of all commissions and other payments. Such purchase price has been paid/shall be paid as follows:

     a. An initial cash payment of NOK 5,500,000 (five million five hundred thousand). The parties hereby acknowledge and represent that such payment has been made by the Buyer and received by the Seller.

     b. The balance of NOK 10,500,000 (ten million five hundred thousand) shall be paid by the Buyer in form of 580,803 shares of the Buyer's common stock, par value $.001. The Seller hereby agrees that, as a condition to the issuance of such Shares, the Buyer shall complete the attached document annexed hereto as Exhibit A. The Seller shall receive such number of Shares within 60 calendar days from the date of this agreement.

3. The Seller hereby represents and warrants that it has good and marketable title to the 1,920 Shares of the common stock of the company to be transferred pursuant to this Agreement, and has the absolute right and necessary authority to sell, assign and transfer all of said Shares to the Buyer, free and clear of all liens, claims, pledges and encumbrances of any kind. The Seller also hereby represents and warrants that it has taken all action necessary to sell the Shares to the Buyer.


<PG$PX>

4. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and shall not be changed or terminated except by written amendment signed by the parties hereto.

5. The parties hereby agree that this Agreement supersedes all agreements between the parties, oral or otherwise, including the Original Stock Purchase Agreement and the Second Stock Purchase Agreement (collectively, the "Previous Agreements"), and that the Previous Agreements are hereby null and void and without further effect.

6. This agreement shall be construed in accordance with, and governed by, New York law.

UNIVERSAL COMMODITY TRADING GROUP, S.A.


By: /s/ Mats Hartling



FIRST NORDIC EQUITY PARTNERS CORP.



By: /s/ Goran Haggqvist

<PG$PX>

                                                                       Exhibit A

Gentlemen:

The undersigned entity who is acquiring 580,803 shares of common stock ("the Shares") of First Nordic Equity Partners Corp, a Nevada corporation (the "Company"), pursuant to a Stock Purchase Agreement dated November 23, 1994, by and between the Company and the undersigned, hereby acknowledges, represents, warrants, and covenants as follows:

1. The Shares being acquired have not been registered under the Securities Act of 1933, as amended (the "Act") and are not freely tradeable. The Shares must be held indefinitely, unless either a registration statement with respect to the shares is filed and declared effective under the Act or an exemption from the registration requirements of the Act is available.

2. The Company has no obligation to register any or all of the Shares under the Act for distribution or sale. The Company has not agreed with anyone to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the Shares.

3. The Shares are being acquired for investment purposes only for the undersigned's own account and not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the shares have been issued to the undersigned, no other person will have a beneficial interest in the Shares.

4. The Company will affix a legend in substantially the following form to the certificates evidencing the shares:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, wether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law."

5. Prior to any proposed sale, pledge, hypothecation, gift or other transfer, for value or otherwise, of any or all of the shares or of any interest therein (hereinafter, a "transfer"), the undersigned shall give written notice to the Company describing the transfer, unless the shares have first been registered under the Act. The undersigned shall not effect any transfer unless and until (a) the Company receives an opinion of the undersigned's counsel that the shares have been registered under the Act, or in form and substance acceptable to counsel for the Company, that the transfer may be effected without registration under the Act, and without registration or qualification under applicable state securities laws, and
     (b) satisfaction of such other conditions as may be required by counsel to the Company in order to assure compliance with the Act and with applicable state securities laws.

Very truly yours,

UNIVERSAL COMMODITY TRADING GROUP, S.A.


By: /s/ Mats Hartling
    -----------------------------------

<PG$PX>

                          PLEDGE AGREEMENT, EXHIBIT A
                          ---------------------------



First Nordic Equity Partners Corp (formerly Sherman, Goelz & Associates) (FNEPC) C/O Nathan International, One Dag Hammarskjold Plaza, New York, N.Y. 10017, USA, hereby irrevocably pledges all of its 1,920 shares of Common Stock in the Norwegain company Nortelco A/S, registered in Norway No: 954543323, to the seller of said shares, Universal Commodity Trading Group S.A. (UCTGSA), as collateral for all its obligations under the purchase agreement of which this pledge agreement forms an integral part. The Shares will be pledged to UCTGSA as long as any debt whatsoever remains outstanding (including any interest), whereafter the Shares will be free of any liens, pledges or encumbrances whatsoever and in the sole possession and ownership of FNEPC. FNEPC are under no circumstances allowed in any way to use the Shares as collateral for any other purpose whatsoever, until UCTGSA have received full payment for the shares in accordance with the purchase agreement.
Should FNEPC not fulfill its obligations, i.e. payment of the outstanding balance of the purchase price, under the purchase agreement, shall all shares acquired by FNEPC under the purchase agreement unconditionally, irrevocably and free of cost to UCTGSA be transferred back to the seller (UCTGSA), unless the parties does not, in writing, otherwise agree. UCTGSA shall have the undisputed and unconditional right to retain all consideration paid by FNEPC for the Shares to this date as compensation should FNEPC default on the purchase agreement.




                             Stockholm May 12, 1994


                              /s/ Mats U. Hartling
                              --------------------
                                Mats U. Hartling
                                   President
                       First Nordic Equity Partners Corp.